    As filed with the Securities and Exchange Commission on January 17, 2008
Registration No. ________

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM SB-2
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

E-18 CORP.
(Exact name of Registrant as specified in its charter)

Delaware	2860	98-0541881
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code)	Identification No.)

26 Leon Blum St.
Tel Aviv, Israel, 69052
Tel: (011) 972-54-263-7308
Fax:  (011) 972-57-796-1082
(Address and telephone number of Registrant's principal executive offices)

c/o Delaware Intercorp, Inc.
113 Barksdale Professional Center
Newark, Delaware, County of New Castle,
19711
Tel: 888-324-1817
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies of all Correspondence to:

SRK Law Offices
Rabin Science Park
Rehovot, Israel
Telephone No.: (718) 360-5351
Facsimile No.: (011) (972) 8-936-6000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

 If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: ☐

Calculation of Registration Fee

Title of Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Price Per Share(¹)	Proposed Maximum Aggregate Offering Price(²)	Amount of Registration Fee
Common Stock, $0.0001 per share	2,000,000	$0.03	$60,000	$5.46
Total	2,000,000	$0.03	$60,000	$5.46

(¹) The price of $0.03 is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTC Bulletin Board at which time the shares may be sold at prevailing market prices or privately negotiated prices.

(²) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act of 1933.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS
Preliminary Prospectus Subject to Completion Dated January 17, 2008

E-18 Corp.

A MAXIMUM OF 2,000,000 SHARES OF COMMON STOCK

The selling stockholders named in this prospectus are offering for resale 2,000,000 shares of our common stock. The selling stockholders have advised us that they will sell the shares of common stock from time to time after this prospectus is declared effective and they have set an offering price for these securities of $0.03 per share of common stock offered through this prospectus until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. We will pay all expenses incurred in this offering. There is no assurance that an active trading market for our shares will develop, or, if developed, that it will be sustained.

OUR BUSINESS IS SUBJECT TO MANY RISKS AND AN INVESTMENT IN OUR COMMON STOCK WILL ALSO INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING "RISK FACTORS" BEGINNING ON PAGE 7 BEFORE INVESTING IN OUR COMMON STOCK.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be amended. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

This prospectus relates to the sale of up to 2,000,000 shares of E-18 Corp.'s common stock by certain selling shareholders identified in this prospectus.  All of the shares, when sold, will be sold by these selling shareholders.  Please refer to "Selling Shareholders" beginning on page 18. We are not selling any shares of common stock in this offering and therefore will not receive any proceeds from this offering.

At this time, there is no public market for our common stock.  However, upon commencement of this offering, we intend to apply for trading of our common stock on the OTC Bulletin Board.  Once a market has been established, the price of the shares will be at the market, and the price of our stock will fluctuate based on the demand for the shares of common stock. The selling shareholders will sell their shares at $0.03 per share until our shares are quoted on the OTC Bulletin Board or a national securities exchange, and thereafter at prevailing market prices or privately negotiated prices.  We will be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended.

No underwriter or person has been engaged to facilitate the sale of shares of common stock in this offering. None of the proceeds from the sale of common stock by the selling shareholders will be placed in escrow, trust or any similar account. There are no underwriting commissions involved in this offering. We have agreed to pay all the costs of this offering. Selling shareholders will pay no offering expenses.

This offering is highly speculative and these securities involve a high degree of risk. You should purchase shares only if you can afford a complete loss. See "Risk Factors" beginning on page 7.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is ______ __, 2008.

The information in this prospectus is not complete and may be changed. Neither the Selling Shareholders nor E-18 Corp. may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The following table of contents has been designed to help you find information contained in this prospectus. We encourage you to read the entire prospectus.

DESCRIPTION OF BUSINESS	24
The Market Opportunity	24
Competition	31
Employees	33
DESCRIPTION OF PROPERTY	34
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION	34
Plan of Operation	35
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	37
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	38
EXECUTIVE COMPENSATION	39
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	40
FINANCIAL STATEMENTS	F-1

Part II
INFORMATION NOT REQUIRED IN THE PROSPECTUS	I-1
SIGNATURES	I-5

PROSPECTUS SUMMARY

This summary highlights certain information contained elsewhere in this prospectus. You should read the entire prospectus carefully, including our financial statements and related notes, and especially the risks described under "Risk Factors" beginning on page 7. All references to "we," "us," "our," "Company," or similar terms used in this prospectus refer to E-18 Corp.

Corporate Background

We were incorporated on June 28, 2007. We are a development stage company, and have not generated any revenue to date. We plan to establish our Company as a distributor of biodiesel home processing kits to consumers located in temperate climates. Our goal is to enable consumers to realize savings on fuel costs by using biodiesel home processing kits to produce biodiesel fuel.

Our offices are currently located at 26 Leon Blum, Tel Aviv, Israel 69052. Our telephone number is (011) 972-54-263-7308. We do not have a web site. Our fiscal year end is December 31st.

Our auditors have issued an audit opinion which includes a statement describing their doubts about whether we will continue as a going concern. In addition, our financial status creates substantial doubt whether we will continue as a going concern.

The Offering

The Issuer	E-18 Corp.

Number of shares of common stock outstanding before the offering	5,000,000

Shares of common stock being offered by the selling stockholders	2,000,000

Number of shares of common stock outstanding after the offering if all the shares are sold	5,000,000

Offering price	$0.03 per share of common stock

Market for the common shares
There is no public market for our common shares. After the effective date of the registration statement, we intend to have a market maker file an application on our behalf with the NASD to have our common stock quoted on the OTC Bulletin Board. We currently have no market maker who is willing to list quotations for our stock. There is no assurance that a trading market will develop, or, if developed, that it will be sustained. Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so when eligible for public resale.

Use of Proceeds	We will not receive any proceeds from the sale of shares by the selling stockholders

Risk Factors	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock

Summary Financial Data

The following summary financial information for the period from June 28, 2007 (date of inception) through December 31, 2007 includes statement of operations and balance sheet data from our audited financial statements. The information contained in this table should be read in conjunction with "Management's Discussion and Analysis of Financial Condition or Plan of Operation" and the financial statements and accompanying notes included in this prospectus.

As of
December 31,
2007
(Audited)
Balance Sheet Items-
Cash in bank	$58,064

Total current assets	$58,064

Total assets	$58,064

Accrued liabilities	$20,000

Total current liabilities	$20,000

Stockholders' equity	$38,064

	Period Ended	Cumulative
	December 31,	from
	2007	Inception
	(Audited)	(Audited)
Statements of Operations items-
Revenues	$-	$-

General and administrative expenses	$20,887	$20,887

Other income (expense)	$-	$-

Net (loss)	$(20,887)	$(20,887)

(Loss) per common share - Basic and Diluted	$(0.01)

Weighted Average Number of Common Shares
Outstanding - Basic and Diluted	3,600,519

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the following factors and other information in this prospectus before deciding to invest in our Company. If any of the following risks actually occur, our business, financial condition, results of operations and prospects for growth would likely suffer. As a result, you could lose all or part of your investment.

Risks Relating to Our Business

1. We have a going concern opinion from our auditors, indicating the possibility that we may not be able to continue to operate.

The Company has incurred a net loss of $20,887 for the period from June 28, 2007 (date of inception) through December 31, 2007. We anticipate generating losses for the next 12 months. Therefore, we may be unable to continue operations in the future as a going concern. No adjustment has been made in the accompanying financial statements to the amounts and classification of assets and liabilities which could result should we be unable to continue as a going concern. If we cannot continue as a viable entity, our stockholders may lose some or all of their investment in the Company.

In addition, our independent auditors included an explanatory paragraph in their report on the accompanying financial statements included herein regarding concerns about our ability to continue as a going concern. As a result, we may not be able to obtain necessary funding. There can be no assurance that we will ever achieve any revenues or profitability. The revenue and income potential of our proposed business and operations is unproven, and the lack of operating history makes it difficult to evaluate the future prospects of our business.

2. We are a development stage company and may never be able to execute our business plan.

We were incorporated on June 28, 2007. We currently have no customers or revenues. We may not be able to execute our business plan unless and until we are successful in raising additional funds. We anticipate that we will require a minimum of approximately $90,000 to remain operational during the next twelve months. Due to our present financial situation, however, such financing may not be forthcoming. Even if financing is available, it may not be available on terms we find favorable. As a result, we may not be able to obtain the necessary funding. Failure to secure the needed financing will have a very serious effect on our Company's ability to survive. At this time, there are no anticipated additional sources of funds in place.

3. Our business model may be unsuccessful.

Our business model is new and unproven and may never be successful. The success of our business model depends on our ability to generate revenue from the sale of biodiesal home processing kits to our customers, and to realize new revenue streams through the development of complementary products and services. Our ability to develop a market for biodiesal home processing kits and to successfully market and sell such kits is unproven, and the lack of an operating history makes it difficult to validate our business model. If, for example, we are unable to obtain the distribution rights to the biodiesal home processing kits, or if our advertising campaign proves ineffective, the Company and our operations will be at substantial risk. In addition, we may be forced to alter our business model in the future to adapt to changes in our industry and our markets.

4. We have no operating history and have maintained losses since inception, which we expect to continue in the future.

We incurred a net loss of $20,887 for the period from June 28, 2007 (date of inception) through December 31, 2007. We expect to continue to incur operating losses in future periods. These losses will occur because we do not yet have any revenues to offset the expenses associated with obtaining marketing/distribution rights to the biodiesel home processing kits, and with the marketing and sale of our products. We have not conducted any significant business operations as yet and have been unprofitable to date. Accordingly, there is no prior operating history by which to evaluate the likelihood of our success. We may not be successful in marketing or selling our products. We cannot guarantee that we will ever be successful in generating revenues in the future. We recognize that if we are unable to generate revenues, we will not be able to earn profits or continue operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

5. Our executive officers and Directors have significant voting power and may take actions that may be different than actions sought by our other stockholders.

Our officers and Directors own approximately 56% of the outstanding shares of our common stock. These stockholders are able to exercise significant influence over all matters requiring stockholder approval. This influence over our affairs might be adverse to the interest of our other stockholders. In addition, this concentration of ownership could delay or prevent a change in control and might have an adverse effect on the market price of our common stock.

6. Since our officers and Directors may work or consult for other companies, their other activities could slow down our operations.

Our officers and Directors are not required to work exclusively for us and do not devote all of their time to our operations. Presently, our officers and Directors allocate only a portion of their time to the planning and operation of our business. Since our officers and Directors are currently employed full time elsewhere, they are able to commit to us between 4 to 8 hours per week. Therefore, it is possible that their pursuit of other activities may slow our operations and reduce our financial results because of the slow down in operations.

7. We need to retain key personnel to support our products and ongoing operations.

The marketing and sale of our products and services will continue to place a significant strain on our limited personnel, management, and other resources. Our future success depends upon the continued services of our executive officers and other key employees and contractors who have critical technological knowledge, industry experience, and relationships upon which we rely to implement our business plan. The loss of the services of any of our officers or the lack of availability of other skilled personnel would negatively impact our ability to develop, market, and sell our products and services, which could adversely affect our financial results and impair our growth.

8. Our officers and Directors are located outside of the United States.

Since our officers and Directors are located in Israel, any attempts to enforce liabilities upon such individuals under the U.S. securities and bankruptcy laws may be difficult.

9. Our executive officers have no experience in operating or marketing of biodeisal processing kits. This could cause them to make inexperienced or uninformed decisions that have bad results for us. As a result, our operations could suffer irreparable harm and may cause us to suspend or cease operations, which could cause investors to lose their entire investment.

Since our officers and Directors have no experience in operating or marketing of biodiesal processing kits they could make the wrong decisions regarding the operation and marketing of our business, which could lead to irreparable damage to our business. Consequently, our operations could suffer irreparable harm from mistakes made by our executive officers and we may have to suspend or cease operations, which could cause investors to lose their entire investment.

Risks Relating to Our Strategy and Industry

10. The long-term demand for biodiesel fuel may decline.

The long-term demand for biodiesel fuel is uncertain. We cannot forecast without any certainty the future long-term demand for biodiesel, and as such it is difficult for us to forecast sales and allocate our resources in a manner that would be consistent with our actual sales. Moreover, our expense levels are based in part on our expectations of future sales and, if our expectations regarding future sales are inaccurate, we may be unable to reduce costs in a timely manner to adjust for sales shortfalls. As a result, if demand decreases, we may experience a rapid decline in our sales and profitability.

11. The market price of biodiesel is dependent on many factors, including the price of petroleum, the price of gasoline, and the price of raw materials. Any increase in the price of raw materials used to produce biodiesal fuel will adversely affect our business.

Petroleum prices are highly volatile and difficult to forecast due to frequent changes in global politics and the world economy. The distribution of petroleum throughout the world is affected by incidents in unstable political environments, such as Iraq, Iran, Kuwait, Saudi Arabia, the former U.S.S.R. and other countries and regions. The industrialized world depends critically on oil from these areas, and any disruption or other reduction in oil supply can cause significant fluctuations in the prices of oil and gasoline. We cannot predict the future price of oil or gasoline, and in the future it may not be economical to rely on the production and use of biodiesel as an alternative fuel source. In recent years, the prices of gasoline and petroleum have all reached historically unprecedented high levels. If the prices of gasoline and petroleum were to decline, we believe that the demand for biodiesel as an alternative fuel would be adversely affected. Fluctuations in the market price of biodiesel may cause our profitability to fluctuate significantly.

Our results of operations and financial condition will be significantly affected by the cost and supply of the raw materials used in the production of biodiesel, namely, vegetable oil, methanol, and lye. Changes in the price and supply of these raw materials are subject to and determined by market forces over which we have no control. For example, the prices for and availability of methanol are subject to volatile market conditions. These market conditions often are affected by factors beyond our control such as higher prices resulting from colder than average weather conditions, overall economic conditions, and foreign and domestic governmental regulations. Significant disruptions in the supply of methanol could impair the ability to manufacture biodiesel. Furthermore, increases in methanol prices or changes in methanol costs relative to gasoline costs may adversely affect our results of operations and financial condition.

In addition, the increased production of biodiesel could have adverse effects on our business. Increased biodiesel production could result in increased demand for raw materials required to make biodiesal fuel. This could result in higher prices for these products, which would lead to higher biodiesel production costs, which could lead to a decrease in demand for our products. We cannot predict the future price of biodiesel or of its raw materials. Any increase in the price of biodiesel will adversely affect our sales and profitability.

12. Our business is subject to extensive regulation by federal, state and local governmental agencies.

We cannot predict in what manner or to what extent governmental regulations will harm our business or the biodiesel marketing industry in general. If changes in government regulations reduce the demand for biodiesel, our sales and profitability may decline. Compliance with regulations may be time-consuming and expensive, and may delay or even prevent sales of our products in Israel or in other jurisdictions.

For example, the production and sale of biodiesel is subject to regulation by agencies of the Federal Government, including, but not limited to, the Environmental Protection Agency in the U.S., as well as other agencies in each jurisdiction in which biodiesel is produced, sold, stored, or transported. The environmental laws and regulations that affect our business are extensive and have become progressively more stringent. Applicable laws and regulations are subject to change. Violations of environmental laws and regulations or permit conditions can result in substantial penalties, injunctive orders, civil and criminal sanctions, permit revocations, and/or facility shutdowns. If significant unforeseen liabilities arise for corrective action or other compliance, our sales and profitability could be materially and adversely affected.

13. An increase in taxes would adversely affect our business

Due to environment concerns and for other reasons, taxes on diesel fuel, in general, are on the rise. Higher taxes on diesel fuel may result in the reduction of the number of diesel engine vehicles imported into Israel. A reduction in the number of diesel engines vehicles in Israel will result in a decrease in our proposed market and may directly affect the profitability of our business.

In addition, there are currently minimal taxes to import biodiesel home processing kits to Israel from the United States. Should custom duties or other taxes on the import of biodiesel home processing kits be increased, our costs would increase and the profitability of our business would be harmed.

14. Our lack of business diversification could result in the loss of your investment if revenues from our primary products decrease.

Currently, our business is focused on the marketing and sale of biodiesel home processing kits to consumers. We do not have any other lines of business or other sources of revenue if we are unable to successfully implement our business plan. Our lack of business diversification could cause you to lose all or some of your investment if we are unable to generate revenues by the sale of biodiesel home processing kits since we do not have any other lines of business or alternative revenue sources.

15. A refusal by automobile manufacturers to honor their engine warranties in instances where vehicle owners use biodiesel fuel would jeopardize our ability to market our products.

Some automobile manufacturers have refused to honor diesel engine warranties of vehicle owners who have switched from regular diesel fuel to biodiesel. While it is true that a diesel engine that had been run on regular diesel fuel before converting to biodiesel fuel may suffer increased breakdowns as a result, new diesel engines that from inception have been run on biodeisel fuels actually suffer less wear-and-tear damage and last longer. Nevertheless, if automobile manufacturers do not allow vehicle owners to use biodiesel fuel, then the demand for our products will be detrimentally affected and our business will likely fail.

16. Changes and advances in biodiesel production technology could lead to the obsolescence of our products, require us to incur costs to update our products, or could otherwise hinder our ability to compete in the alternative fuel industry or operate profitably.

Advances and changes in the technology of biodiesel production can be expected to occur. Such advances and changes may make the biodiesel production technology upon which our products are based less desirable or obsolete. These advances could also allow our competitors to produce biodiesel at a lower cost than can be produced with our products. If we are unable to adopt or incorporate technological advances, our biodiesel products could become less efficient than our competitors, which may cause our products to become uncompetitive or completely obsolete. If our competitors develop, obtain, or license technology that is superior to ours or that makes our technology obsolete, we may be required to incur significant costs to enhance or acquire new technology so that our biodiesel production products remain competitive. Alternatively, we may be required to seek third-party licenses, which could also result in significant expenditures. We cannot guarantee or assure you that third-party licenses will be available or, once obtained, will continue to be available on commercially reasonable terms, if at all. These costs could negatively impact our financial performance by increasing our operating costs and reducing our net income, all of which could reduce the value of your investment.

17. Competition from other alternative fuels may lessen the demand for biodiesel and negatively impact our profitability, which could reduce the value of your investment.

Alternative fuels, gasoline oxygenates, and biofuel production methods are continually under development. A number of automotive, industrial and power generation manufacturers are developing alternative clean power systems using electric power, fuel cells, or clean burning gaseous fuels. Like biodiesel, the emerging electric power and fuel cell industries offer technological options to address increasing worldwide energy costs, the long-term availability of petroleum reserves, and environmental concerns. Electric power and fuel cells have emerged as potential alternatives to certain existing power sources because of their higher efficiency, reduced noise, and lower emissions. Fuel cell industry participants are currently targeting the transportation, stationary power, and portable power markets in order to decrease fuel costs, lessen dependence on crude oil and reduce harmful emissions. If the fuel cell, electric power, and hydrogen industries continue to expand and gain broad acceptance, and hydrogen becomes readily available to consumers for motor vehicle use, we may not be able to compete effectively. This additional competition could reduce the demand for biodiesel, which would negatively impact our profitability, causing a reduction in the value of your investment.

18. Consumer resistance to the use of biodiesel may affect the demand for biodiesel which could affect our ability to market our products and reduce the value of your investment.

Media reports in the popular press indicate that some consumers believe that biofuel adds to air pollution and harms car and truck engines. It is also widely reported that biofuel products significantly reduce fuel economy and cause overall fuel costs to substantially increase.   Researchers have published studies reporting that the production of ethanol actually uses more fossil energy, such as oil and natural gas, than the amount of ethanol that is produced. These consumer beliefs could potentially be wide-spread. If consumers choose not to invest in biodiesel as an alternative fuel source, it would affect the demand for our products and negatively affect our profitability.

19. Our success depends on third party manufacturers of the biodiesel home processing kits.

We intend to rely on third parties for the manufacture of the biodiesel home processing kits that we will be selling to consumers. We may not be successful in developing relationships with the product manufacturers. In addition, these third parties may not dedicate sufficient resources or give sufficient priority to satisfying our required needs. There is no history upon which to base any assumption as to the likelihood that we will prove successful in selecting qualified suppliers or in negotiating any agreements with them. We can provide investors with no assurance that our products will be produced according to the specifications that we require. If we are unsuccessful in addressing these risks, our business will most likely fail.

20. Our success depends on third party distribution channels.

We intend to sell our products ourselves and through a series of resellers and distributors. Our future revenue growth will depend in large part on sales of our products through these relationships. We may not be successful in developing distribution relationships. Entities that distribute our products may compete with us. In addition, these distributors may not dedicate sufficient resources or give sufficient priority to selling our products. Our failure to develop distribution channels, the loss of a distribution relationship, or a decline in the efforts of a material reseller or distributor could prevent us from generating sufficient revenues to become profitable.

21. We rely on the technology and services of third parties.

We intend to license third party technology, including technology that will be integrated into our products. As our products evolve, we may need to license additional or alternative technology from third parties. These third party technology licenses may not be available or continue to be available to us on commercially reasonable terms, or at all, and we may not be able to obtain licenses for other existing and future technologies that we desire to integrate into our products. If we cannot maintain existing third party technology licenses or enter into licenses for other existing and future technologies needed for our products, we would be required to delay the delivery of our products and services to our customers while we seek licenses with alternative third parties, or develop the necessary technology internally. A delay in providing our customers with our products and services would harm our business.

Risks Relating to this Offering

22. There is no public market for the securities and even if a market is created, the market price of our common stock will be subject to volatility.

Prior to this offering, there has been no public market for our securities and there can be no assurance that an active trading market for the securities offered herein will develop after this offering, or, if developed, be sustained. We intend to apply for trading of our common stock on the OTC Bulletin Board. If for any reason, however, our securities are not eligible for initial or continued quotation on the OTC Bulletin Board or a public trading market does not develop, purchasers of the common stock may have difficulty selling their securities should they desire to do so and purchasers of our common stock may lose their entire investment if they are unable to sell our securities.

23. The price of our shares in this offering was arbitrarily determined by us and may not reflect the actual market price for the securities.

The offering price of the common stock was determined by us arbitrarily. The price is not based on our financial condition and prospects, market prices of similar securities of comparable publicly traded companies, certain financial and operating information of companies engaged in similar activities to ours, or general conditions of the securities market. The price may not be indicative of the market price, if any, for the common stock in the trading market after this offering. The market price of the securities offered herein, if any, may decline below the offering price. The stock market has experienced extreme price and volume fluctuations. In the past, securities class action litigation has often been instituted against various companies following periods of volatility in the market price of their securities. If instituted against us, regardless of the outcome, such litigation would result in substantial costs and a diversion of management's attention and resources, which would increase our operating expenses and affect our financial condition and business operations.

24. Future sales by our stockholders could cause the stock price to decline.

No predictions can be made of the effect, if any, that market sales of shares of common stock or the availability of such shares for sale will have on the market price prevailing from time to time. Nevertheless, sales of significant amounts of our common stock could adversely affect the prevailing market price of the common stock, as well as impair our ability to raise capital through the issuance of additional equity securities.

25. State securities laws may limit secondary trading, which may restrict the states in which you can sell the shares offered by this prospectus.

If you purchase shares of our common stock sold in this offering, you may not be able to resell the shares in any state unless and until the shares of our common stock are qualified for secondary trading under the applicable securities laws of such state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in such state. There can be no assurance that we will be successful in registering or qualifying our common stock for secondary trading, or identifying an available exemption for secondary trading in our common stock in every state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, our common stock in any particular state, the shares of common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the market for the common stock will be limited which could drive down the market price of our common stock and reduce the liquidity of the shares of our common stock and a stockholder's ability to resell shares of our common stock at all or at current market prices, which could increase a stockholder's risk of losing some or all of his investment.

26. NASD sales practice requirements may limit a stockholder’s ability to buy and sell our stock.

In addition to the "penny stock" rules described below, the NASD has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, the NASD believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The NASD requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity in our common stock. As a result, fewer broker-dealers may be willing to make a market in our common stock, reducing a stockholder's ability to resell shares of our common stock.

27. Our stock is a penny stock. Trading of our stock may be restricted by the SEC's penny stock regulations, which may limit a stockholder's ability to buy and sell our stock.

If a trading market does develop for our stock, it is likely we will be subject to the regulations applicable to "Penny Stock," the regulations of the SEC promulgated under the Exchange Act that require additional disclosure relating to the market for penny stocks in connection with trades in any stock defined as a penny stock. The SEC regulations define penny stocks to be any non-NASDAQ equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Unless an exception is available, those regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a standardized risk disclosure schedule prepared by the SEC, to provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, monthly account statements showing the market value of each penny stock held in the purchaser’s account, to make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a stock that becomes subject to the penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage market investor interest in and limit the marketability of our common stock.

Risks Relating to Operating in Israel

28. We conduct our operations in Israel and therefore our results may be adversely affected by political, economic and military instability in Israel.

Our operations and our officers and Directors are located in Israel. Accordingly, political, economic and military conditions in Israel may directly affect our business. Since the establishment of the State of Israel in 1948, a number of armed conflicts have taken place between Israel and its Arab neighbors. Any hostilities involving Israel or the interruption or curtailment of trade within Israel or between Israel and its trading partners could adversely affect our operations and could make it more difficult for us to raise capital. Since September 2000, terrorist violence in Israel has increased significantly and negotiations between Israel and Palestinian representatives have not achieved a peaceful resolution of the conflict. The establishment in 2006 of a government in the Palestinian Authority by representatives of the Hamas militant group has created additional unrest and uncertainty in the region.

Further, Israel was engaged in an armed conflict with Hezbollah in the summer of 2006, a Lebanese Islamist Shiite militia group, which involved thousands of missile strikes and disrupted most day-to-day civilian activity in northern Israel. Any armed conflicts, terrorist activities or political instability in the region would likely negatively affect business conditions and could significantly harm our results of operations.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some discussions in this prospectus may contain forward-looking statements that involve risks and uncertainties. These statements relate to future events or future financial performance. A number of important factors could cause our actual results to differ materially from those expressed in any forward-looking statements made by us in this prospectus. Forward-looking statements are often identified by words like: "believe," "expect," "estimate," "anticipate," "intend," "project" and similar expressions or words which, by their nature, refer to future events. In some cases, you can also identify forward-looking statements by terminology such as "may," "will," "should," "plans," "predicts," "potential" or "continue" or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled Risk Factors beginning on page 7, that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. In addition, you are directed to factors discussed in the Business section beginning on page 24, the Management's Discussion and Analysis or Plan of Operation section beginning on page 34, and as well as those discussed elsewhere in this prospectus.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

Our financial statements are stated in United States Dollars (US$) and are prepared in accordance with accounting principles generally accepted in the United States.

USE OF PROCEEDS

The selling stockholders are selling shares of common stock covered by this prospectus for their own account. We will not receive any of the proceeds from the resale of these shares. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

DETERMINATION OF THE OFFERING PRICE

There has been no public market for our common shares. The price of the shares was determined arbitrarily at $0.03 per share. We believe that this price reflects an appropriate price that a potential investor would be willing to invest in our Company at this initial stage of our development.

The price we determined arbitrarily bears no relationship whatsoever to our business plan, the price paid for our shares by our founders, our assets, earnings, book value or any other criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities, which is likely to fluctuate.

DILUTION

The common stock to be sold by the selling stockholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing stockholders.

 SELLING SECURITY HOLDERS

The selling stockholders named in this prospectus are offering all of the 2,000,000 shares of common stock offered through this prospectus. The selling stockholders are non U.S. persons who acquired the 2,000,000 shares of common stock offered through this prospectus from us in a series of private placement transactions pursuant to Regulation S, thus exempting these private placements from the registration requirements of the United States Securities Act of 1933.

The following table provides as of December 31, 2007, information regarding the beneficial ownership of our common stock held by each of the selling stockholders, including:

1.	The number of shares beneficially owned by each prior to this offering;

2.	The total number of shares that are to be offered by each;

3.	The total number of shares that will be beneficially owned by each upon completion of the offering; and

4.	The percentage owned by each upon completion of the offering.

		Beneficial Ownership Before Offering(¹)		Number of	Beneficial Ownership After Offering(¹)
Name of Selling Stockholder(¹)		Number of Shares	Percent(²)	Shares Being Offered	Number of Shares	Percent(²)
Abramovitz	Zehava	40,000	*	40,000	0	*
Aizenberg	Yehoda	40,000	*	40,000	0	*
Alter	Shimon	33,000	*	33,000	0	*
Babtzik	Murdechay	33,000	*	33,000	0	*
Broyner	Israel	33,000	*	33,000	0	*
Carmel	Israel	33,000	*	33,000	0	*
Dudek	Moshe	33,000	*	33,000	0	*
Dudek	Taba	33,000	*	33,000	0	*
Erinraich	Israel	40,000	*	40,000	0	*
Feler	Yehoda	33,000	*	33,000	0	*
Finkelshtein	Avraham	33,000	*	33,000	0	*
Garlitzky	Yeshayahu	137,000	2.74	137,000	0	*
Grosman	Matityaho	33,000	*	33,000	0	*
Gutterman	Israel	40,000	*	40,000	0	*
Guvner	Oriya	33,000	*	33,000	0	*
Guvner	Avraham	33,000	*	33,000	0	*
Hertz	Ester	40,000	*	40,000	0	*

Hertz	Avraham	33,000	*	33,000	0	*
Hide	Israel	33,000	*	33,000	0	*
Kalmarski	Avraham Pinchas	33,000	*	33,000	0	*
Kohen	Eliezer	40,000	*	40,000	0	*
Korngut	Schimon	33,000	*	33,000	0	*
Kozak	Israel	33,000	*	33,000	0	*
Levkovich	Israel	33,000	*	33,000	0	*
Leyzerovitz	Shmuel	33,000	*	33,000	0	*
Liberman	Israel	40,000	*	40,000	0	*
Liberman	Dvora Sara	33,000	*	33,000	0	*
Liberman	Israel	33,000	*	33,000	0	*
Littman	Moshe	33,000	*	33,000	0	*
Manela	Mordechay	33,000	*	33,000	0	*
Manela	Avraham	33,000	*	33,000	0	*
Manela	Avraham Yosef	33,000	*	33,000	0	*
Mondri	Yehoda	33,000	*	33,000	0	*
Paluch	Sara	134,000	2.68	134,000	0	*
Rotnberg	Israel	33,000	*	33,000	0	*
Rubinshtein	Izchak	33,000	*	33,000	0	*
Seler	Israel	33,000	*	33,000	0	*
Shapira	Israel Chana	33,000	*	33,000	0	*
Shleser	Rachel	33,000	*	33,000	0	*
Shleser	Yehoda	33,000	*	33,000	0	*
Shleser	Israel	33,000	*	33,000	0	*
Shleser	Maly	33,000	*	33,000	0	*
Shory	David	33,000	*	33,000	0	*
Tesler	Israel	33,000	*	33,000	0	*
Toledano	Baroch	115,000	2.3	115,000	0	*
Tondovsky	Yehoda	40,000	*	40,000	0	*
Tzishinski	Israel	33,000	*	33,000	0	*
Vingut	Israel	33,000	*	33,000	0	*
Warshever	Shaindl Ester	40,000	*	40,000	0	*
Zilberstein	Moshe	33,000	*	33,000	0	*
Total		2,000,000	40%	2,000,000	NIL	NIL

Notes

*	Represents less than 1%

(¹)
The named party beneficially owns and has sole voting and investment power over all shares or rights to these shares, unless otherwise shown in the table. The numbers in this table assume that none of the selling stockholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold.

(²)	Applicable percentage of ownership is based on 5,000,000 shares of common stock outstanding as of December 31, 2007.

Except as disclosed above, none of the selling stockholders:

(i)	has had a material relationship with us or any of our affiliates other than as a stockholder at any time within the past three years; nor

(ii)	has ever been one of our officers or Directors.

PLAN OF DISTRIBUTION

This prospectus relates to the registration of 2,000,000 common shares on behalf of the selling stockholders.

There is no current market for our shares

There is currently no market for our shares. We cannot give you any assurance that the shares you purchase will ever have a market or that if a market for our shares ever develops, that you will be able to sell your shares. In addition, even if a public market for our shares develops, there is no assurance that a secondary public market will be sustained.

The shares you purchase are not traded or listed on any exchange. We intend to have our common stock quoted on the OTC Bulletin Board. However, there is no assurance that we will be successful in finding a market maker who will be successful at having our shares quoted. Further, even assuming we do locate such a market maker, it could take several months before the market maker’s listing application for our shares is approved.

The OTC Bulletin Board is maintained by the National Association of Securities Dealers. The securities traded on the Bulletin Board are not listed or traded on the floor of an organized national or regional stock exchange. Instead, these securities transactions are conducted through a telephone and computer network connecting dealers in stocks. Over-the-counter stocks are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

Even if our shares are quoted on the OTC Bulletin Board, a purchaser of our shares may not be able to resell the shares. Broker-dealers may be discouraged from effecting transactions in our shares because they will be considered penny stocks and will be subject to the penny stock rules. Rules 15g-1 through 15g-9 promulgated under the Securities Exchange Act of 1934, as amended, impose sales practice and disclosure requirements on NASD brokers-dealers who make a market in a "penny stock." A penny stock generally includes any non-NASDAQ equity security that has a market price of less than $5.00 per share. Under the penny stock regulations, a broker-dealer selling penny stock to anyone other than an established customer or "accredited investor" (generally, an individual with net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser's written consent to the transaction prior to sale, unless the broker-dealer or the transaction is otherwise exempt. In addition, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt. A broker-dealer is also required to disclose commissions payable to the broker-dealer and the registered representative and current quotations for the securities. Finally, a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer's account and information with respect to the limited market in penny stocks.

The additional sales practice and disclosure requirements imposed upon broker-dealers may discourage broker-dealers from effecting transactions in our shares, which could severely limit the market liquidity of the shares and impede the sale of our shares in the secondary market, assuming one develops.

The selling security holders may sell some or all of their shares at a fixed price of $0.03 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. Sales by selling security holders must be made at the fixed price of $0.03 until a market develops for the stock.

The shares may be sold or distributed from time to time by the selling stockholders or by pledgees, donees or transferees of, or successors in interest to, the selling stockholders, directly to one or more purchasers (including pledgees) or through brokers or dealers who act solely as agents. The distribution of the shares may be effected in one or more of the following methods:

•	Ordinary broker transactions, which may include long or short sales,

•	Transactions involving cross or block trades on any securities or market where our common stock is trading,

•	Purchases by brokers or dealers as principal and resale by such purchasers for their own accounts pursuant to this prospectus,

•	In other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents, or

•	Any combination of the foregoing.

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus.

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer or agent relating to the sale or distribution of the shares. We do not anticipate that either our stockholders or we will engage an underwriter in the selling or distribution of our shares.

We will not receive any proceeds from the sale of the shares of the selling security holders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $20,000.

The selling stockholders named in this prospectus must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of the common stock being offered by them. The selling stockholders and any broker-dealers who execute sales for the selling stockholders may be deemed to be an “underwriter” within the meaning of the Securities Act in connection with such sales. In particular, during such times as the selling stockholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable laws and may among other things:

1.	Not engage in any stabilization activities in connection with our common stock;

2.	Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus from time to time, as may be required by such broker or dealer, and

3.	Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities permitted under the Exchange Act.

Any commissions received by broker-dealers and any profit on the resale of shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act.

Regulation M

We have informed the selling stockholders that Regulation M promulgated under the Securities Exchange Act of 1934 may be applicable to them with respect to any purchase or sale of our common stock. In general, Rule 102 under Regulation M prohibits any person connected with a distribution of our common stock from directly or indirectly bidding for, or purchasing for any account in which it has a beneficial interest, any of the shares or any right to purchase the shares, for a period of one business day before and after completion of its participation in the distribution.

During any distribution period, Regulation M prohibits the selling stockholders and any other persons engaged in the distribution from engaging in any stabilizing bid or purchasing our common stock except for the purpose of preventing or retarding a decline in the open market price of the common stock. None of these persons may effect any stabilizing transaction to facilitate any offering at the market. As the selling stockholders will be offering and selling our common stock at the market, Regulation M will prohibit them from effecting any stabilizing transaction in contravention of Regulation M with respect to the shares.

We also have advised the selling stockholders that they should be aware that the anti-manipulation provisions of Regulation M under the Exchange Act will apply to purchases and sales of shares of common stock by the selling stockholders, and that there are restrictions on market-making activities by persons engaged in the distribution of the shares. Under Regulation M, the selling stockholders or their agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock while such selling stockholders are distributing shares covered by this prospectus. Regulation M may prohibit the selling stockholders from covering short sales by purchasing shares while the distribution is taking place, despite any contractual rights to do so under the Agreement. We have advised the selling stockholders that they should consult with their own legal counsel to ensure compliance with Regulation M.

LEGAL PROCEEDINGS

We know of no existing or pending legal proceedings against us, nor are we involved as a plaintiff in any proceeding or pending litigation. There are no proceedings in which any of our Directors, officers or any of their respective affiliates, or any beneficial stockholder, is an adverse party or has a material interest adverse to our interest.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our Directors hold office until the next annual general meeting of our stockholders or until their successors are elected and qualified. Our officers are appointed by our Board of Directors and hold office until the earlier of their death, retirement, resignation, or removal.

Our current officers and Directors and their ages and positions are as follows:

Name	Age	Position
Hadas Yaron	38	President , Treasurer and Director

Yosef Itamar Krytman	24	Secretary and Director

Hadas Yaron

Ms. Hadas Yaron is currently working as a part time assistant at Guy Ithaki Project, a company that provides planning and logistical services for individuals and entities who wish to open new restaurants. In 2007, Ms. Yaron completed her Masters of Science degree in Life Sciences at Tel Aviv University with a focus on plant sciences. Between 2003 and 2005 Ms. Yaron was a member of the school management team at the Maritime College in Israel, where she served as Head of the Student Office (a position similar to Dean) with responsibilities for course scheduling and oversight of student academic issues, similar to that of a Dean. During 2002, Ms. Hadas Yaron worked as a customer service representative in the customer service office at Tambor, a large Israeli paint manufacturer. Between 1999 and 2001, Ms. Yaron was the head of a customer services unit at Partner Communications, one of the largest mobile operators in Israel.

Yosef Itamar Krytman

Mr. Yosef Krytman, our Secretary and Director, joined us on July 2, 2007. Since 2005, he has been employed as a sales executive at the Electronics Center in Jerusalem, Israel. Between 2004 and 2005, Mr. Krytman worked as a sales executive at Dag Hameyuhad, a retail food store in Jerusalem, Israel. Mr. Krytman studied at the Chaim Moshe Yeshiva High School in Jerusalem, Israel between the years 2000-2004.

Committees of the Board of Directors

We do not presently have a separately constituted audit committee, compensation committee, nominating committee, executive committee or any other committees of our Board of Directors. As such, our entire Board of Directors acts as our audit committee.

Audit Committee Financial Expert

Our Board of Directors does not currently have any member who qualifies as an audit committee financial expert. We believe that the cost related to retaining such a financial expert at this time is prohibitive. Further, because we are in the start-up stage of our business operations, we believe the services of an audit committee financial expert are not warranted at this time.

Potential Conflict of Interest

Since we do not have an audit or compensation committee comprised of independent Directors, the functions that would have been performed by such committees are performed by our Board of Directors. Thus, there is a potential conflict of interest in that our Directors have the authority to determine issues concerning management compensation, in essence their own, and audit issues that may affect management decisions. We are not aware of any other conflicts of interest with any of our executives or Directors.

Involvement in Legal Proceedings

No Director, nominee for Director or officer of the Company has appeared as a party during the past five years in any legal proceedings that may bear on his ability or integrity to serve as a Director or officer of the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of December 31, 2007, certain information with respect to the beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than 5% of our common stock and by each of our current Directors and executive officers. Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated. Information relating to beneficial ownership of common stock by our principal stockholders and management is based upon information furnished by each person using "beneficial ownership" concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the disposition of the shares. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest.

The percentages below are calculated based on 5,000,000 shares of our common stock issued and outstanding as of December 31, 2007. We do not have any outstanding options, warrants or other securities exercisable for or convertible into shares of our common stock.

Title of Class	Name and Address of Beneficial Owner(²)	Amount and Nature of Beneficial Ownership	Percentage of Class(¹)
Common Stock	Hadas Yaron	1,800,000	36%

Common Stock	Yosef Itamar Krytman	1,000,000	20%

All officers as a Group		2,800,000	56%

(¹)	Based on 5,000,000 shares of our common stock outstanding.

(²)	The address for Ms. Hadas Yaron. is 26 Leon Blum , Tel Aviv, Israel. The address for Mr. Yosef Itamar Krytman is 37 Rabi Yehuda Hanasi St., Modiin Illit, Israel 71919

We are unaware of any contract or other arrangement the operation of which may at a subsequent date result in a change in control of our Company.

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 150,000,000 shares of common stock, par value $0.0001 per share.

The holders of our common stock:

Have equal ratable rights to dividends from funds legally available therefore, when, as, and if declared by our Board of Directors;

Are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

Do not have pre-emptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

Are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

The common shares are not subject to any future call or assessment and all have equal voting rights. There are no special rights or restrictions of any nature attached to any of the common shares and they all rank at equal rate or "pari passu", each with the other, as to all benefits, which might accrue to the holders of the common shares. All registered stockholders are entitled to receive a notice of any general annual meeting to be convened by our Board of Directors.

At any general meeting, subject to the restrictions on joint registered owners of common shares, on a showing of hands every stockholder who is present in person and entitled to vote has one vote, and on a poll every stockholder has one vote for each common share of which he is the registered owner and may exercise such vote either in person or by proxy. At the date hereof, our officers and Directors are the only persons to exercise control, directly or indirectly, over more than 10% of our outstanding common shares. See “Security Ownership of Certain Beneficial Owners and Management.”

We refer you to our Articles of Incorporation and Bylaws which form a part of this registration statement and to the applicable statutes of the State of Delaware for a more complete description of the rights and liabilities of holders of our securities.

There are no outstanding options, warrants, or rights to purchase any of our securities.

Non-cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of Directors, can elect all of the Directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our Directors.

Cash Dividends

As of the date of this registration statement, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business.

Transfer Agent

We have not appointed a transfer agent and registrar for our common stock at this time. We will appoint a transfer agent upon the effectiveness of this registration statement.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or its subsidiary. Nor was any such person connected with the registrant or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, Director, officer or employee.

Our financial statements for the period from inception through December 31, 2007, included in this prospectus have been audited by Weinberg & Associates LLC , as set forth in his report included in this prospectus.

The legal opinion rendered by SRK Law Offices regarding the common stock of E-18 Corp. registered on Form SB-2 is as set forth in their opinion letter included in this prospectus.

DISCLOSURE OF SEC POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to Directors, officers and controlling persons of the Registrant pursuant to the Delaware General Corporation Law, the Company’s Bylaws, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a Director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, officer, or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

DESCRIPTION OF BUSINESS

Overview of the Company

We are a development stage company that was incorporated in Delaware on June 28, 2007. We plan to focus on the marketing and sale of biodiesel home processing kits for consumers. We have commenced only limited operations, primarily focused on market research and analysis on the benefits of the “home” use of biodiesel home processing kits for consumers. We do not currently have a website.

We have never declared bankruptcy, have never been in receivership, and have never been involved in any legal action or proceeding. We have not made any significant purchase or sale of assets, nor has the Company been involved in any mergers, acquisitions or consolidations. We are not a blank check registrant as that term is defined in Rule 419(a)(2) of Regulation C of the Securities Act of 1933, because we have a specific business plan and purpose. Neither E-18 Corp., nor its officers, Directors, promoters or affiliates, has had preliminary contact or discussions with, nor do we have any present plans, proposals, arrangements or understandings with any representatives of the owners of any business or company regarding the possibility of an acquisition or merger.

We do not currently have sufficient capital to operate our business, and we may require additional funding in the future to sustain our operations. There is no assurance that we will have revenue in the future or that we will be able to secure the necessary funding to develop our business.

Our offices are currently located at 26 Leon Blum, Tel Aviv, Israel, Israel 69052. Our telephone number is (011) 972-54-263-7308.

The Market Opportunity

Reliance on fossil fuels as the primary source of energy for the world’s needs has become an urgent global concern on many levels. First, while the majority of everyday consumer energy needs are currently satisfied by the use of petroleum fuel, the damage to the environment caused by the world’s reliance on petroleum products (acid rain, smog, water pollution, air pollution) is significant. Unfortunately, the activities of the petroleum industry often contribute to the degradation of the environment at each step in the process, from petroleum extraction to oil delivery (e.g., pipeline leaks and tanker spills), to emissions from the combustion of fossil fuels (e.g. air pollution), to power plant waste products. In particular, global warming is on the world's collective mind, and a primary cause of global warming is greenhouse gas emissions caused by the use of fossil fuels. In addition, petroleum use is considered to be a contributing factor to the breakdown of the ozone layer.

Second, dependence on fossil fuels creates a strategic/political danger since many of the world’s oil producing countries are governed by autocratic, unstable or even hostile regimes. The world’s dependence on such oil producers poses daunting strategic, political and economic risks.

Third, the price of oil has reached record highs in the range of $100 per barrel, with no end in sight to price volatility. Many analysts are concerned that OPEC may cut crude oil production, which will have a detrimental effect on fuel prices since the world’s projected future oil use is on the rise. "Global oil markets will likely remain stretched, as world oil demand has continued to grow much faster than supply outside of the OPEC. Additional fundamental factors contributing to price volatility include ongoing geopolitical risk, OECD inventory tightness, and worldwide refining bottlenecks." (EIA, "Short Term Energy Outlook," 11/6/2007).

These factors have led to an increased interest in moving towards alternative fuel solutions.

What is Biofuel?

Biofuel is a clean burning natural motor fuel that can be made from a variety of different vegetables to produce ethanol or biodiesel. While ethanol is produced mainly from corn or sugar cane, biodiesel can be produced from a number of different feedstocks. Vegetable oil (e.g., soy bean, rapeseed oils), both used and new, is usually the preferred ingredient because of its availability.

Biofuel blends are typically used in automobiles for the following reasons:

•	Ethanol blends are used because existing gasoline engines today cannot run on 100% ethanol fuel. Typically E10 is used (10% ethanol, 90% unleaded gasoline).

•
Biodiesel blends are used in vehicles that have already run on regular diesel fuel because diesel engines that have been run on regular diesel fuel before converting to biodiesel fuel may suffer increased breakdowns. The use of B-100 (100% biodiesel) in engines that have been run on petroleum diesel will create clogs in the engines in the natural cleansing process and cause the engine to cease working. Automobile manufactures will not honor warranties when engines are run on B-100 for this reason. However, a new, unused diesel engine that has not been run with regular petroleum diesel, can run and function on B-100. Most biodiesel blends used in vehicles are B-5 or B-10, but research shows that blends up to B-25 show no significant degradation to existing diesel engines. (http://www.nrel.gov/docs/fy05osti/37136.pdf)

Biofuel blends have been introduced worldwide and many countries supplement their total petroleum fuel consumption with biofuels. "In the last five years, global biofuel output grew at a rate of about 15% a year. More recently, the rate of increase has accelerated: 2005 biodiesel production was up by more than 60% year over year." (http://www.ifp.fr/IFP/en/events/panorama/IFP-Panorama07_05-Biocarburants_monde_VA.pdf)

Biofuel blends, in contrast to pure biofuels, are preferred because biofuel blends require fewer changes to existing automobile engines, yet burn cleaner than petroleum fuel. Automobiles running on biofuel blends do not need any more changes than would be required to convert a car to become a natural gas vehicle. While natural gas burns cleaner than petroleum, natural gas is a fossil fuel and thus does not solve many of the problems associated with reliance on fossil fuels. In addition, the costs associated with the manufacture and use of natural gas vehicles are still too high to make mass production of natural gas vehicles economically viable.

There are three key ingredients in the manufacture of biodiesel:

•
Vegetable oil - Vegetable oils can come from many seedstocks, from corn, to soybean, to pumpkin or mustard seed, to even certain forms of algae (some algae are more oil rich than others). What is used mostly depends on what is mostly easily grown (e.g., Soy in China, Rapeseed in Europe, etc.)

•	Methanol - Methanol is made from natural gas and can be easily purchased from a variety of distributors from propane dealers to bulk petroleum dealers.

•	Lye - Sold in different utility based retail outlets is readily available in bulk as lye is a key ingredient in making soap products.

In addition, a biodiesel processor is needed to make the fuel.

How is Biodiesel made?

Business Strategy

Our business plan is to focus on the sale of biodiesel home processing kits for consumer use.

Objective

The cost of petroleum fuel has boomed since the 1980's (see below table). Because of the cost increase in petroleum fuels, biodiesel has shown exponential growth in the recent years. However, there are minimal means for the individual consumer to capitalize on the use of biodiesel for fuel. Nevertheless, as costs for petroleum fuel continue to increase along with the projected petroleum fuel demand, we believe that home processing kits have become a viable option.

Europe Brent Spot Price FOB (Dollars per Barrel)
Decade	Year-0	Year-1	Year-2	Year-3	Year-4	Year-5	Year-6	Year-7	Year-8	Year-9
1980's								18.53	14.91	18.23
1990's	23.76	20.04	19.32	17.01	15.86	17.02	20.64	19.11	12.76	17.9
2000's	28.66	24.46	24.99	28.85	38.26	54.57	65.16	90

Cushing, OK WTI Spot Price FOB (Dollars per Barrel)
Decade	Year-0	Year-1	Year-2	Year-3	Year-4	Year-5	Year-6	Year-7	Year-8	Year-9
1980's							15.05	19.2	15.97	19.64
1990's	24.53	21.54	20.58	18.43	17.2	18.43	22.12	20.61	14.42	19.34
2000's	30.38	25.98	26.18	31.08	41.51	56.64	66.05	90

Our goal is to bring biodiesel to the consumer for home production. The home production of biodiesel by means of biodiesel home processing kits can cut fuel costs by weaning the consumer off of the need to purchase petroleum fuel at premium prices from fuel depots and retailers.

Our plan is to import and sell biodiesel home processing kits in Israel, where diesel fuel can be used without the risk of the CFPP factor (point at which fuel becomes unusable). Colder climates, for example, run the risk of temperatures falling below the cloud point, and when this occurs, external energy is needed to raise the fuel temperature to the appropriate levels to maintain the fuel consistency required for operation.

Initial costs in the United States for the three ingredients to make biodiesel (per one liter of biodiesel) are as follows:

•	1 liter of vegetable oil $0.30

•	200 ml of methanol $0.16

•	3.5 g of lye $0.005

If one were to purchase the ingredients in Israel, a 15% increase in costs can be assumed based on bulk purchasing of the ingredients in Israel rather than importing the ingredients from abroad. $0.47 x 1.15 = $0.53/liter final cost. The going rate for petroleum diesel in Israel is $1.53 per liter. Thus, use of biodiesel may result in a savings $1.00 per liter.

The cost to fill an average diesel engine vehicle with a 65 liter tank with diesel fuel is approximately $99.45. The cost to fill a tank with biodiesel would be $34.45, a $65 savings per tank.

Our Competition

We face competition from other importers of biodiesel processors and biodiesel home processing kits.

Internet Based Biodiesel Kit Manufacturers. - We compete directly with companies that manufacture the biodiesel processors; however, these companies are internet based and do not have a presence in Israel. Although the manufacturers of these kits can offer their products at a lower price than we can, because the manufacturers sell via an internet sales channel, they cannot offer personnel service to prospective customers, nor can they provide any on-site service, two elements that we plan to implement as part of our marketing strategy.

Our Competitive Advantage

We plan to implement a customer-focused approach to sales. Unlike internet based businesses, our customers will have the ability to "look and feel" the product prior to executing a purchasing transaction. Our presence in Israel will enable customers to create a personal relationship with our sales staff. Customers will also receive the personal service of customer account maintenance provided by us, unlike internet based companies which rarely offer more than an email address for contact purposes. We intend to offer our customer support services to include the processing defective kits. Internet companies usually require the customer to ship the defective unit back to the manufacturer or internet company on the customer’s own account and wait for the processing of the claim and the shipping of a new unit. We plan to swap defective kits for new kits on the spot, with no customer down time.

Our Products and Services

We will import biodiesel home processing kits into Israel at a projected cost of $3,000 per unit, with a resale price of $6,000 per unit. Our plan is to have customers purchase these units by depositing $3,000 per unit ordered, and paying the balance of $3,000 on delivery.

Our initial objective is to market and sell consumer biodiesel home possessing kits to customers in warm climates where the raw materials for biodiesel production are readily available and cost effective, and where the temperate climate will eliminate the danger of the temperature reaching the freeze point or cloud point concerns (CFPP). Because the use of these home processing kits is barely in use in Israel, the primary focus of our business at this stage will be to create demand by creating biofuel awareness on a national level.

Marketing & Sales Strategy

We intend to target consumers who live in communities that have sufficient available land to house biodiesel processors. Israeli suburban communities, such as moshav and kibbutz communities, will be prime targets. A moshav community is a community built around a private farm where the produce produced from the farm is sold to communities across the country. The profits earned by each individual are kept by the individual. A kibbutz is a communal farm community where profits, expenses, and decisions relating to farm operations are shared among the people living in the kibbutz.

Currently there are over 500 moshav and kibbutz communities in Israel, totaling close to a quarter of a million people (www.tmoshavim.org.il). Because kibbutz communities are socialist in nature, decision making in kibbutz communities is collective rather than individualistic. Therefore, the expected take rate of biodiesel home processing kits is expected to be lower among kibbutz prospective buyers than among moshav prospective buyers. In a moshav community, our biodiesel home processing kits may be sold to any member of the moshav, without a need to obtain the consent of the entire community. In a kibbutz, because expenses are shared, the majority of the entire community must approve of the purchase of a biodiesel home processing kits.

Moshav and kibbutz communities are our primary demographic targets because there is heavy usage of diesel powered vehicles, in addition to available land within these communities. In addition, since these communities are close-nit, public forums are easier to convene for meetings and demonstrations.

Farmers and consumers that use diesel engine machinery, such as trucks, tractors, generators, etc., will also be targets of our marketing efforts.

Media advertising:

•	Print media - Print media advertisement will be the primary form of advertisement as costs are minimal and the demographic that we are targeting rely on newspapers as a primary source for information.

•	Billboards - We will consider billboard advertising along major infrastructure based on availability. The cost of such advertising is reasonable.

•	Local radio - We plan to use local radio advertisements as a source to deliver information to the customer audibly and point them to a website for more information.

•
Mailers - Based on government figures, automobiles with diesel engines represent 20% of the automobile market in Israel. (www.knesset.gov.il/mmm/data/docs/m01096.doc). Working with local car dealers, we plan to distribute direct mailers to these customers

Revenue Model

As stated above, the moshav and kibbutz communities will be our primary targets from a penetration strategy perspective. The current take rate for diesel vehicles is 20% of the total market, with a large portion of this take rate being the truck, bus, and taxi cab sector. We consider 12% of the total diesel market as being reasonably attainable (www.knesset.gov.il/mmm/data/docs/m01096.doc). The plan for building the customer base from the attainable market is to capture 1% to 10% of the market through sales to moshav communities from year 1 through year 5, and to capture .25% to 1.5% of the market through sales to kibbutz communities from year 1 through year 5. We hope to be able to increase our take rate as awareness of our product increases as a result of brand recognition and word of mouth recommendations.

The revenue model stated above focuses on farm communities and does not capture the private sector, nor does it consider the truck, bus, and taxi cab market as a potential target. Once brand recognition increases, the breadth of our target customers will also increase. However, at the initial stage of our business, we intend to minimize our overhead by using the company’s directors as our sales force, by not hiring a staff to perform daily business tasks, and by working with JIT (Just in Time) inventory so that there are minimal warehousing needs. Should we decide to target the private vehicle sector, and the truck, bus, and taxi cab sector, a team would have to be assembled to accommodate the projected increased scope of work. Such an increase in the scope of work would increase operating costs, but would also increase the opportunity to earn profits. We plan to revisit this as an option after year 2.

Sources and Availability of Products and Supplies

We plan to offer biodiesel home processing kits from several manufacturers. Eventually, we will work with the companies that will give us exclusivity for the territory in which we are selling in. In addition to the companies listed below, we may source our product from companies not listed below.

A few of the companies offering home biodiesel processing kits are:

•	B100 Supply LLC

•	Dynadroit Inc.

•	DarkStar VI

Employees

We have commenced only limited operations; therefore, we have no employees. Our officers and Directors provide service to us on an as-needed basis. After we commence full operations, we will most probably need to hire full-time management, sales and administrative support staff. For a detailed description see "Plan of Operation".

Reports to Security Holders

We will voluntarily make available to securities holders an annual report, including audited financials, on Form 10-KSB. We are not currently a fully reporting company, but upon effectiveness of this registration statement, we will be required to file reports with the SEC pursuant to the Securities Exchange Act of 1934; such as quarterly reports on Form 10-QSB and current reports on Form 8-K.

WHERE YOU CAN GET MORE INFORMATION

In accordance with the Securities Act of 1933, we filed with the SEC a registration statement on Form SB-2 covering the securities in this offering. As permitted by rules and regulations of the SEC, this prospectus does not contain all of the information in the registration statement. For further information regarding both our Company and the securities in this offering, we refer you to the registration statement, including all exhibits and schedules, which you may inspect without charge at the public reference facilities of the SEC's Washington, D.C. office, 100 F Street, N.E., Washington, D.C. 20549, and on the SEC Internet site at http:\\www.sec.gov.

DESCRIPTION OF PROPERTY

We do not lease or own any real property. We currently maintain our corporate offices at 26 Leon Blum, Tel Aviv, Israel, Israel 69052, in space provided to us by our President. We do not pay any rental fees for use of this space. This space is sufficient until we commence full operations.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The following discussion of our plan of operation should be read in conjunction with the financial statements and related notes that appear elsewhere in this prospectus. This discussion contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including those discussed in “Risk Factors” beginning on page 7 of this prospectus. All forward-looking statements speak only as of the date on which they are made. We undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they are made.

Overview

We are a development stage company with limited operations and no revenues from our business operations. Our primary business will be to sell biodiesel home processors to farm communities and non-commercial diesel machine operators in Israel, in particular automotive based consumers. In the future, we may also operate our own biodiesel processing facility for the aforementioned consumer market in Israel.  Our activities to date have largely been to analyze and locate cost effective markets and manufactures of the biodiesel home processing kits. We have never generated any revenues from the sale of biodiesel home processing kits.

Our plan is to raise approximately $90,000 in capital to complete our marketing plan. To date, we have raised $60,000 through the private placement of our common stock with our Selling Stockholders. We plan to request a shareholders' loan from our officers in the fourth quarter of 2008 if we need any additional funds until we are fully operational. We intend to be fully operational in the fourth quarter of 2008. No additional private placement is anticipated in the near future. We will not pay any salaries until we are fully operational with sales of the biodiesel home processing kits.

Until we complete our first sale, we will generate no revenues.  We believe we can generate sufficient gross profit from the sale of kits to pay our general and administrative expenses, which average about $500 per month (exclusive of professional fees).

Our auditors have issued a going concern opinion. This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next twelve months. We do not anticipate that we will generate significant revenues until year two of operation, when we intend to achieve public awareness on the products that we sell. Accordingly, we must raise cash from sources other than our operations in order to implement our sales and marketing plan.

In our management's opinion this is a good time to take advantage of the public awareness as to the benefits of using alternative fuel options as the cost of petroleum fuel continuously increases. However, if we are unable to generate revenues in the future for any reason, or if we are unable to make a reasonable profit in the future, we may have to suspend or cease operations, unless we are able to raise additional capital. At the present time, we have not made any arrangements to raise additional cash.

Plan of Operation

Our specific goal is to become the leading distributor of biodiesel home processing kits to farm communities and to non-commercial diesel machine operators in Israel, in particular, automotive based consumers. We may also operate our own biodiesel processing facility for the aforementioned consumer market in Israel.

We intend to purchase biodiesel home processing kits at wholesale prices and market them to customers at a markup. We will seek to become sole distributors of each product we sell in our target sales territory by entering into agreements with the manufacturers of biodiesel home processing kits. We will look to locate manufacturers that can deliver product to us in a timely manner.

In order to keep overheard (fixed costs) minimal we will incorporate the JIT model (Just in Time) for inventory management bringing in inventory only when ordered by our customers.

We plan to make the following payment terms our standard:

1.	Deposit of 50% of the retail price upon order and

2.	Balance upon delivery

We anticipate selling the biodiesel home processing kits at a retail price of $6,000 while we expect our aggregate costs for each kit to amount to approximately $3,000.

We will pay the logistical expenses and any duties/tariff that may arise with the export/import of the processors, and plan to include these costs in the retail price to the customer.

Marketing

Our target market is consumers with the land capability to house the biodiesel processor. Accordingly, our marketing strategy is to target rural and suburban communities such as moshav and kibbutz communities (farming communities) in Israel. These are communities that command heavy usage of diesel powered vehicles, such as tractors, generators, automobiles, etc.

Currently there are over 500 moshav and kibbutz communities in Israel totaling close to a quarter of a million people (www.tmoshavim.org.il).

We intend to target these consumers by taking the following steps:

•	We plan to target editors of moshav and kibbutz newspapers in order to get free editorial coverage in these publications.

•	We plan to coordinate forums for prospective customers establishing hands-on awareness and product demonstrations.

•	We plan to implement a direct mail campaign.

•	We plan to advertise on local radio stations.

Expenditures

The following chart provides an itemization of our budgeted expenditures utilizing our currently available funds over the next 12 months:

	January- March 2008	April - June 2008	July - September 2008	October- December 2008	Total
Legal & Accounting	20000	2000	2000	2000	26,000
Initial Biodiesel Processor Order	0	2500	7500	0	10,000
Office Equipment & Supplies	2500	3000	1000	1000	7,500
Marketing	0	5000	5000	18,500	28,500
Working Capital	3000	5000	5000	5,000	18,000
Total	25,500	17,500	20,500	26,500	90,000

MILESTONES

Outlined below is a chronological itemization of the milestones that we intend to achieve over the next twelve months.

First Quarter - January to March 2008

During the first quarter of 2008, we plan to:

•	Conduct further research into manufacturers of biodiesel processing kits.

•	Enter into a reseller agreement with a manufacturer of biodiesel home processors

Second Quarter -April to June 2008

During the second quarter of 2008, we plan to:

•	Purchase our first of three home processor kits.

•	Set up a working biodiesel processing kit at our premises or at rented premises.

•	Design of corporate image and marketing materials.

Third Quarter July to September 2008

During the third quarter of 2008, we plan to:

•	Hold forums for our prospective customers and establish hand-on awareness of product demonstrations.

•	Attempt to reach out to the editors of moshav and kibbutz newspapers as well as environmentally friendly newspapers to get free editorial coverage.

•	Conduct direct mail and local radio advertising campaigns.

Fourth Quarter October to December 2008

During the fourth quarter of 2008, we plan to:

•	Receive our first retail orders

•	Sign up new distributors for our biodiesel kits.

•	Evaluate the possibility of marketing our own biodiesel fuel to end users.

Purchase or Sale of Equipment

We intend to purchase up to three home processing kits for demonstration purposes.

Going Concern Consideration

Our independent auditors included an explanatory paragraph in their report on the accompanying financial statements regarding concerns about our ability to continue as a going concern. Our financial statements contain additional note disclosures describing the circumstances that lead to this disclosure by our independent auditors.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than the transactions discussed below, we have not entered into any transaction nor are there any proposed transactions in which any of our Directors, executive officers, stockholders or any member of the immediate family of any of the foregoing had or is to have a direct or indirect material interest.

On June 28, 2007, pursuant to the terms of a subscription agreement the Company sold 2,000,000 shares of common stock to Mr. Avraham Y. Zeitlin, former President, Secretary, Treasurer and Director, for cash payment of $200 (par value). Mr. Zeitlin returned 1,800,000 of his shares to the Company on September 15, 2007 and continues to hold 200,000 shares of our common stock. We believe this issuance was exempt under Regulation D of the Securities Act of 1933 (the “Securities Act”). No advertising or general solicitation was employed in offering the securities. The offering and sale was made only to Mr. Zeitlin who was our sole officer and Director and transfer was restricted by us in accordance with the requirements of the Securities Act.

On July 2, 2007, pursuant to the terms of a subscription agreement, we sold 1,000,000 shares of our common stock to Mr. Yosef Itamar Krytman, our Secretary and Director, for cash payment to us of $100. We believe this issuance was exempt under Regulation S of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offering and sale was made in an off-shore transaction only to Mr. Yosef Itamar Krytman who is a non-U.S. citizen, and transfer was restricted by us in accordance with the requirements of the Securities Act.

On September 15, 2007, pursuant to the terms of a subscription agreement, we sold 1,800,000 shares of our common stock to Hadas Yaron, our President and Treasurer and Director, for cash payment to us of $180. We believe this issuance was exempt under Regulation S of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offering and sale was made in an off-shore transaction only to Mrs. Hadas Yaron who is a non-U.S. citizen, and transfer was restricted by us in accordance with the requirements of the Securities Act.

Ms. Hadas Yaron, our President, Treasurer, and Director, has contributed office space for our use. There is no charge to us for our use of the space as the rental value of such space is nominal and our use is limited in time.

Our officers and Directors may be considered promoters due to their participation in and management of our business since its incorporation.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

 Market Information

There is no public market for our common stock.

We have issued 5,000,000 shares of common stock since the Company’s inception on June 28, 2007, all of which are restricted shares. See “Certain Relationships and Related Transactions” above regarding 3,000,000 of said shares. There are no outstanding options or warrants or securities that are convertible into shares of common stock.

Holders

We had fifty-three holders of record of our common stock as of December 31, 2007.

Dividends

We have not paid any dividends since our incorporation and do not anticipate the payment of dividends in the foreseeable future. At present, our policy is to retain earnings, if any, to develop and market our products. The payment of dividends in the future will depend upon, among other factors, our earnings, capital requirements, and operating financial conditions.

Securities Authorized for Issuance under Equity Compensation Plans

We do not have any compensation plan under which equity securities are authorized for issuance.

Rule 144

As of December 31, 2007, there are no shares of our common stock that are currently available for resale to the public in accordance with the volume and trading limitations of Rule 144 of the Securities Act.

Under Rule 144, as amended, effective as of February 15, 2008, a person who is deemed to have been our affiliate at any time during the 90 days preceding a sale, has beneficially owned restricted shares for at least six months, and has complied with the requirements described below, would be entitled to sell a specified number of shares within any three-month period. That number of shares cannot exceed one percent of the number of shares of common stock then outstanding, which will equal approximately 50,000 immediately after this offering. Under Rule 144, an “affiliate” of a company is a person that directly or indirectly controls, is controlled by or is under common control with that company.

Sales under Rule 144 are also restricted by manner of sale provisions, notice requirements and the availability of current public information about us. Rule 144 provides that our affiliates who are selling shares of our common stock that are not restricted shares must comply with the same restrictions applicable to restricted shares with the exception of the holding period requirement. For a person who is not deemed to have been our affiliate at any time during the three months preceding a sale, sales of our common stock held longer than six months, but less than one year, will be subject only to the current public information requirement. In addition, a person who is not deemed to have been our affiliate at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least one year, is entitled to sell those shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

EXECUTIVE COMPENSATION

We have not paid, nor do we owe, any compensation to our executive officers. We have not paid any compensation to our officers since inception.

We have no employment agreements with any of our executive officers or employees.

SUMMARY COMPENSATION TABLE

		Annual Compensation			Long Term Compensation
					Awards		Pay-outs
Name and Principal Position	Year(1)	Salary	Bonus	Other	Securities Underlying Options/ SARs Granted	Restricted Shares or Restricted Share Units	LTIP Pay-outs	All Other
Avraham Y. Zeitlin(2) President, Treasurer and Secretary	2007	Nil	Nil	Nil	Nil	Nil	Nil	Nil

Hadas Yaron President, Treasurer and Director	2007 2008	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil

Yosef Itamar Krytman Secretary and Director	2007 2008	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil

	2007 2008	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil

(1)  We were incorporated on June 28, 2007.

(2) Mr. Zeitlin was our former President, Treasurer, Secretary and sole Director.

Option/SAR Grants

We do not currently have a stock option plan. No individual grants of stock options, whether or not in tandem with stock appreciation rights known as SARs or freestanding SARs have been made to any executive officer or any Director since our inception; accordingly, no stock options have been granted or exercised by any of the officers or Directors since we were founded.

Long-Term Incentive Plans and Awards

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance. No individual grants or agreements regarding future payouts under non-stock price-based plans have been made to any executive officer or any Director or any employee or consultant since our inception; accordingly, no future payouts under non-stock price-based plans or agreements have been granted or entered into or exercised by any of the officers or Directors or employees or consultants since we were founded.

Compensation of Directors

There are no arrangements pursuant to which Directors are or will be compensated in the future for any services provided as a Director.

Employment Contracts, Termination of Employment, Change-in-Control Arrangements

There currently are no employment or other contracts or arrangements with our officers or Directors. There are no compensation plans or arrangements, including payments to be made by us, with respect to our officers, Directors or consultants that would result from the resignation, retirement or any other termination of such Directors, officers or consultants from us. There are no arrangements for Directors, officers, employees or consultants that would result from a change-in-control.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Weinberg & Associates LLC are our auditor. There have not been any disagreements with our auditors on accounting and financial disclosure or any other matter.

E-18 CORP.
(A DEVELOPMENT STAGE COMPANY)

INDEX TO FINANCIAL STATEMENTS
DECEMBER 31, 2007

REPORT OF REGISTERED INDEPENDENT AUDITORS

To the Board of Directors and Stockholders
of E-18 Corp.:

We have audited the accompanying balance sheet of E-18 Corp. (a Delaware corporation in the development stage) as of December 31, 2007, and the related statements of operations, stockholders’ equity, and cash flows for period ended December 31, 2007, and from inception (June 28, 2007) through December 31, 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of E-18 Corp. as of December 31, 2007, and the results of its operations and its cash flows for the period ended December 31, 2007, and from inception (June 28, 2007) through December 31, 2007, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company is in the development stage, and has not established any source of revenue to cover its operating costs. As such, it has incurred an operating loss since inception. Further, as of December 31, 2007, the cash resources of the Company were insufficient to meet its planned business objectives. These and other factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plan regarding these matters is also described in Note 2 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Respectfully submitted,

/s/ Alan Weinberg CPA

Weinberg & Associates LLC
Baltimore, Maryland
January 14, 2008

E-18 CORP.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET (NOTE 2)
AS OF DECEMBER 31, 2007

2007
ASSETS
Current Assets:
Cash in bank	$58,064

Total current assets	58,064

Total Assets	$58,064

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
Accrued liabilities	$20,000

Total current liabilities	20,000

Total liabilities	20,000

Commitments and Contingencies

Stockholders' Equity:
Common stock, par value $.0001 per share, 150,000,000 shares authorized; 5,000,000 shares issued
and outstanding	500
Additional paid-in capital	59,800
Stock Subscriptions Receivable	(1,350)
(Deficit) accumulated during development stage	(20,887)

Total stockholders' equity	38,064

Total Liabilities and Stockholders' Equity	$58,064

The accompanying notes to financial statements are
an integral part of these statements.

E-18 CORP.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF OPERATIONS (NOTE 2)
FOR THE PERIOD ENDED DECEMBER 31, 2007, AND
CUMULATIVE FROM INCEPTION (JUNE 28, 2007)
THROUGH DECEMBER 31, 2007

	Period Ended	Cumulative
	December 31,	From
	2007	Inception
Revenues	$-	$-

Expenses:
General and administrative-
Professional fees	20,000	20,000
Bank Charges	887	887

Total general and administrative expenses	20,887	20,887

(Loss) from Operations	(20,887)	(20,887)

Other Income (Expense)	-	-

Provision for income taxes	-	-

Net (Loss)	$(20,887)	$(20,887)

(Loss) Per Common Share:
(Loss) per common share - Basic and Diluted	$(0.01)

Weighted Average Number of Common Shares
Outstanding - Basic and Diluted	3,600,519

The accompanying notes to financial statements are
an integral part of these statements.

E-18 CORP.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF STOCKHOLDERS' EQUITY (NOTE 2)
FOR THE PERIOD FROM INCEPTION (JUNE 28, 2007)
THROUGH DECEMBER 31, 2007

				Less -	(Deficit)
				Common	Accumulated
			Additional	Stock	During the
	Common stock		Paid-in	Subscriptions	Development
Description	Shares	Amount	Capital	Receivable	Stage	Totals
Balance - at inception	-	$-	$-	$-	$-	$-

Common stock issued for Cash	5,000,000	500	59,800	(1,350)	-	58,950

Net (loss) for the period	-	-	-	-	(20,887)	(20,887)

Balance - December 31, 2007	5,000,000	$500	$59,800	$(1,350)	$(20,887)	$38,064

The accompanying notes to financial statements are
an integral part of these statements.

E-18 CORP.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CASH FLOWS (NOTE 2)
FOR THE PERIOD ENDED DECEMBER 31, 2007, AND
CUMULATIVE FROM INCEPTION (JUNE 28, 2007)
THROUGH DECEMBER 31, 2007

	Period Ended	Cumulative
	December 31,	From
	2007	Inception
Operating Activities:
Net (loss)	$(20,887)	$(20,887)
Adjustments to reconcile net (loss) to net cash
provided by operating activities:
Changes in net liabilities-
Accrued liabilites	20,000	20,000

Net Cash Used in Operating Activities	(887)	(887)

Investing Activities:
Cash provided by investing activities	-	-

Net Cash Provided by Investing Activities	-	-

Financing Activities:
Issuance of common stock for cash	60,300	60,300
Stock Subscriptions Receivable	(1,350)	(1,350)
Net Cash Provided by Financing Activities	58,950	58,950

Net (Decrease) Increase in Cash	58,064	58,064

Cash - Beginning of Period	-	-

Cash - End of Period	$58,064	$58,064

Supplemental Disclosure of Cash Flow Information:
Cash paid during the period for:
Interest	$-	$-
Income taxes	$-	$-

The accompanying notes to financial statements are
an integral part of these statements.

E-18 CORP.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2007

1.  Summary of Significant Accounting Policies

  Basis of Presentation and Organization

E-18 Corp. (the “Company”) is a Delaware corporation in the development stage, and has not commenced operations. The Company was incorporated under the laws of the State of Delaware on June 28, 2007. The proposed business plan of the Company is to establish the Company as a distributor of biodiesel home processing kits to consumers located in temperate climates beginning with Israel. The accompanying financial statements of the Company were prepared from the accounts of the Company under the accrual basis of accounting.

On June 28, 2007, pursuant to the terms of a subscription agreement, the Company sold 2,000,000 shares of common stock to Mr. Avraham Y. Zeitlin, former President, Secretary, Treasurer and Director, for cash payment of $200 (par value). The Company believes this issuance was deemed to be exempt under Regulation D of the Securities Act. Mr. Zeitlin returned 1,800,000 of his shares to the Company on September 15, 2007.

On July 2, 2007, pursuant to the terms of a subscription agreement, the Company sold 1,000,000 shares of common stock to Mr. Yosef Krytman, Secretary, for cash payment of $100 (par value). The Company believes this issuance was deemed to be exempt under Regulation S of the Securities Act.

On September 15, 2007, pursuant to the terms of a subscription agreement, the Company sold 1,800,000 shares of common stock to Mrs. Hadas Yaron, the Company's current President, Treasurer and Director, for cash payment of $180 (par value). The Company believes this issuance was deemed to be exempt under Regulation S of the Securities Act.

In addition, on September 17, 2007, the Company began a capital formation activity through a Private Placement Offering ("PPO"), exempt from registration under the Securities Act of 1933, to raise up to $60,000 through the issuance of 2,000,000 shares of its common stock, par value $0.0001 per share, at an offering price of $0.03 per share. As of November 28, 2007, the Company had received $58,950 in proceeds from the PPO, and $1,050 was receivable as of December 31, 2007.

The Company also commenced an activity to submit a Registration Statement on Form SB-2 to the Securities and Exchange Commission (“SEC”) to register 2,000,000 of its outstanding shares of common stock on behalf of selling stockholders. The Company will not receive any of the proceeds of this registration activity once the shares of common stock are sold.

Cash and Cash Equivalents

For purposes of reporting within the statement of cash flows, the Company considers all cash on hand, cash accounts not subject to withdrawal restrictions or penalties, and all highly liquid debt instruments purchased with a maturity of three months or less to be cash and cash equivalents.

E-18 CORP.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2007

Revenue Recognition

The Company is in the development stage and has yet to realize revenues from operations. Once the Company has commenced operations, it will recognize revenues when delivery of goods or completion of services has occurred provided there is persuasive evidence of an agreement, acceptance has been approved by its customers, the fee is fixed or determinable based on the completion of stated terms and conditions, and collection of any related receivable is probable.

Loss per Common Share

Basic loss per share is computed by dividing the net loss attributable to the common stockholders by the weighted average number of shares of common stock outstanding during the period. Fully diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. There were no dilutive financial instruments issued or outstanding for the period ended December 31, 2007.

Income Taxes

The Company accounts for income taxes pursuant to SFAS No. 109, “Accounting for Income Taxes” (“SFAS 109”). Under SFAS 109, deferred tax assets and liabilities are determined based on temporary differences between the bases of certain assets and liabilities for income tax and financial reporting purposes. The deferred tax assets and liabilities are classified according to the financial statement classification of the assets and liabilities generating the differences.

The Company maintains a valuation allowance with respect to deferred tax assets. The Company establishes a valuation allowance based upon the potential likelihood of realizing the deferred tax asset and taking into consideration the Company’s financial position and results of operations for the current period. Future realization of the deferred tax benefit depends on the existence of sufficient taxable income within the carryforward period under the Federal tax laws.

Changes in circumstances, such as the Company generating taxable income, could cause a change in judgment about the realizability of the related deferred tax asset. Any change in the valuation allowance will be included in income in the year of the change in estimate.

Fair Value of Financial Instruments

The Company estimates the fair value of financial instruments using the available market information and valuation methods. Considerable judgment is required in estimating fair value. Accordingly, the estimates of fair value may not be indicative of the amounts the Company could realize in a current market exchange. As of December 31, 2007, the carrying value of accounts payable - Trade and accrued liabilities approximated fair value due to the short-term nature and maturity of these instruments.

E-18 CORP.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2007

Deferred Offering Costs

The Company defers as other assets the direct incremental costs of raising capital until such time as the offering is completed. At the time of the completion of the offering, the costs are charged against the capital raised. Should the offering be terminated, deferred offering costs are charged to operations during the period in which the offering is terminated.

Concentration of Risk

As of December 31, 2007, the Company maintained its cash account at one commercial bank. The balance in the account was subject to FDIC coverage.

Common Stock Registration Expenses

The Company considers incremental costs and expenses related to the registration of equity securities with the SEC, whether by contractual arrangement as of a certain date or by demand, to be unrelated to original issuance transactions. As such, subsequent registration costs and expenses are reflected in the accompanying financial statements as general and administrative expenses, and are expensed as incurred.

Lease Obligations

All noncancellable leases with an initial term greater than one year are categorized as either capital leases or operating leases. Assets recorded under capital leases are amortized according to the methods employed for property and equipment or over the term of the related lease, if shorter.

Estimates

The financial statements are prepared on the basis of accounting principles generally accepted in the United States. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities as of December 31, 2007, and expenses for the period ended December 31, 2007, and cumulative from inception. Actual results could differ from those estimates made by management.

Fiscal Year End

The Company has adopted a fiscal year end of December 31.

2.  Development Stage Activities and Going Concern

The Company is currently in the development stage, and has not commenced operations. The business plan of the Company is to establish the Company as a distributor of biodiesel home processing kits to consumers located in temperate climates.

E-18 CORP.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2007

During the period ended December 31, 2007, the Company began a capital formation activity through a PPO, exempt from registration under the Securities Act of 1933, to raise up to $60,000 through the issuance of 2,000,000 shares of its common stock, par value $0.0001 per share, at an offering price of $0.03 per share. As of November 28, 2007, the Company had received $58,950 in proceeds from the PPO, and $1,050 was receivable as of December 31, 2007. The Company also commenced an activity to submit a Registration Statement on Form SB-2 to the Securities and Exchange Commissions (“SEC”) to register 2,000,000 of its outstanding shares of common stock on behalf of selling stockholders. The Company will not receive any of the proceeds of this registration activity once the shares of common stock are sold.

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States, which contemplate continuation of the Company as a going concern. The Company has not established any source of revenues to cover its operating costs, and as such, has incurred an operating loss since inception. Further, as of December 31, 2007, the cash resources of the Company were insufficient to meet its current business plan. These and other factors raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

3.  Common Stock

On June 28, 2007, pursuant to the terms of a subscription agreement, the Company sold 2,000,000 shares of common stock to Mr. Avraham Y. Zeitlin, former President, Secretary, Treasurer and Director, for cash payment of $200 (par value). The Company believes this issuance was deemed to be exempt under Regulation D of the Securities Act. Mr. Zeitlin returned 1,800,000 of his shares to the Company on September 15, 2007.

On July 2, 2007, pursuant to the terms of a subscription agreement, the Company sold 1,000,000 shares of common stock to Mr. Yosef Krytman , Secretary and Director, for cash payment of $100 (par value). The Company believes this issuance was deemed to be exempt under Regulation S of the Securities Act.

On September 15, 2007, pursuant to the terms of a subscription agreement, the Company sold 1,800,000 shares of common stock to Mrs. Hadas Yaron, the Company's current President, Treasurer and Director, for cash payment of $180 (par value). The Company believes this issuance was deemed to be exempt under Regulation S of the Securities Act.

In addition, On September 17, 2007, the Company began a capital formation activity through a PPO, exempt from registration under the Securities Act of 1933, to raise up to $60,000 through the issuance of 2,000,000 shares of its common stock, par value $0.0001 per share, at an offering price of $0.03 per share. As of November 28, 2007, the Company had received $58,950 in proceeds from the PPO, and $1,050 was receivable as of December 31, 2007.

E-18 CORP.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2007

The Company also commenced an activity to submit a Registration Statement on Form SB-2 to the Securities and Exchange Commission (“SEC”) to register 2,000,000 of its outstanding shares of common stock on behalf of selling stockholders. The Company will not receive any of the proceeds of this registration activity once the shares of common stock are sold. As of January 14, 2007, the Company continued with the preparation of its Registration Statement on Form SB-2, and had not yet filed it with the SEC.

4.  Income Taxes

The provision (benefit) for income taxes for the period ended December 31, 2007, was as follows (assuming a 23% effective tax rate):

2007

Current Tax Provision:
Federal-
Taxable income	$—
Total current tax provision	$—

Deferred Tax Provision:
Federal-
Loss carryforwards	$4,804
Change in valuation allowance	(4,804)
Total deferred tax provision	$—

The Company had deferred income tax assets as of December 31, 2007, as follows:

2007

Loss carryforwards	$4,804
Less - Valuation allowance	(4,804)
Total net deferred tax assets	$—

The Company provided a valuation allowance equal to the deferred income tax assets for the period ended December 31, 2007 because it is not presently known whether future taxable income will be sufficient to utilize the loss carryforwards.

As of December 31, 2007, the Company had approximately $20,887 in tax loss carryforwards that can be utilized in future periods to reduce taxable income, and expire in the year 2027.

E-18 CORP.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2007

5. Related Party Transactions

As described in Note 3, during the period from June 28, 2007, through December 31, 2007, the Company issued 3,000,000 shares of its common stock to its Directors for cash payment of $300. As of December 31, 2007 the $300 was receivable from the Directors.

6.  Recent Accounting Pronouncements

In September 2006, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No. 157, “Fair Value Measurements.” This statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosure about fair value measurements. This statement applies under other accounting pronouncements that require or permit fair value measurement, the FASB having previously concluded in those accounting pronouncement that fair value is the relevant measurement attribute. This statement does not require any new fair value measurements. However, for some entities, the application of the statement will change current practice. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The management of the Company does not expect the adoption of this pronouncement to have a material impact on its financial statements.

In September 2006, the FASB issued SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans - An Amendment of FASB Statements No. 87, 88, 106 and 132(R).” This statement improves financial reporting by requiring an employer to recognize the overfunded or underfunded status of a defined benefit postretirement plan (other than a multi-employer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization. This statement also improves financial reporting by requiring an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. The requirement to measure plan assets and benefit obligations as of the date of the employer’s fiscal year-end statement of financial position is effective for fiscal years ending after December 15, 2008. The management of the Company does not expect the adoption of this pronouncement to have a material impact on its financial statements.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities - Including an Amendment of FASB Statement No. 115,” which permits entities to choose to measure many financial instruments and certain other items at fair value that are not currently required to be measured at fair value. An entity would report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. The decision about whether to elect the fair value option is applied instrument by instrument, with a few exceptions; the decision is irrevocable; and it is applied only to entire instruments and not to portions of instruments. SFAS No. 159 requires disclosures that facilitate comparisons (a) between entities that choose different measurement attributes for similar assets and liabilities and (b) between assets and liabilities in the financial statements of an entity that selects different measurement attributes for similar assets and liabilities. SFAS No. 159 is effective for financial statements issued for fiscal years beginning after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year provided the entity also elects to apply the provisions of SFAS No. 157. Upon implementation, an entity shall report the effect of the first re-measurement to fair value as a cumulative-effect adjustment to the opening balance of retained earnings. Since the provisions of SFAS No. 159 are applied prospectively, any potential impact will depend on the instruments selected for fair value measurement at the time of implementation. The management of the Company does not expect the adoption of this pronouncement to have a material impact on its financial statements.

E-18 CORP.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2007

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements - An Amendment of ARB No. 51,” which establishes accounting and reporting standards to improve the relevance, comparability, and transparency of financial information in its consolidated financial statements. This is accomplished by requiring all entities, except not-for-profit organizations, that prepare consolidated financial statements to (a) clearly identify, label, and present ownership interests in subsidiaries held by parties other than the parent in the consolidated statement of financial position within equity, but separate from the parent’s equity, (b) clearly identify and present both the parent’s and the noncontrolling’s interest attributable consolidated net income on the face of the consolidated statement of income, (c) consistently account for changes in parent’s ownership interest while the parent retains it controlling financial interest in subsidiary and for all transactions that are economically similar to be accounted for similarly, (d) measure of any gain, loss or retained noncontrolling equity at fair value after a subsidiary is deconsolidated, and (e) provide sufficient disclosures that clearly identify and distinguish between the interests of the parent and the interests of the noncontrolling owners. This Statement also clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. SFAS No. 160 is effective for fiscal years, and interim periods on or after December 15, 2008. The management of the Company does not expect the adoption of this pronouncement to have a material impact on its financial statements

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Indemnification of Directors, Officers, Employees and Agents

Our officers and Directors are indemnified as provided by the Nevada Revised Statutes.

Under the Delaware General Corporation Law, director immunity from liability to a company or its stockholders for monetary liabilities applies automatically unless it is specifically limited by a company's Articles of Incorporation. Our Articles of Incorporation do not specifically limit our Directors' immunity. Excepted from that immunity are: (a) a willful failure to deal fairly with the company or its stockholders in connection with a matter in which the director has a material conflict of interest; (b) a violation of criminal law, unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (c) a transaction from which the director derived an improper personal profit; and (d) willful misconduct.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our Directors, officers and control persons pursuant to the foregoing provisions or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy, and is, therefore, unenforceable.

Other Expenses of Issuance and Distribution

The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities being registered hereby. All such expenses will be borne by the registrant; none shall be borne by any selling stockholders.

Name of Expense	Amount
Securities and Exchange Commission registration fee	$5.46
Legal, accounting fees and expenses	$20,000
Total	$20,006

Recent Sales of Unregistered Securities

Since inception, we have issued unregistered securities to the persons, as described below. None of these transactions involved any underwriters, underwriting discounts or commissions or any public offering, and we believe that each transaction was exempt from the registration requirements of the Securities Act of 1933 by virtue of Section 4(2) thereof, or Regulation D or Regulation S promulgated thereunder. All recipients had adequate access, through their relationships with us, to information about us.

During the time period beginning in October 16, 2007 and ending on November 28, 2007, we issued and sold 2,000,000 shares of our common stock to our non-US seed capital investors at a purchase price of $0.03 per share, without registering the shares with the Securities and Exchange Commission. We completed this offering pursuant to Regulation S of the Securities Act. Each purchaser represented to us that they were a non-U.S. person as defined in Regulation S. We did not engage in distribution of these offerings in the United States.

On June 28, 2007, pursuant to the terms of a subscription agreement we sold 2,000,000 shares of our common stock to Mr. Avraham Y. Zeitlin, our former President and Secretary and Treasurer and Director, for cash payment to us of $200 (par value). We believe this issuance was exempt under Regulation D of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offering and sale was made only to Mr. Avraham Y. Zeitlin who was our sole officer and Director, and transfer was restricted by us in accordance with the requirements of the Securities Act of 1933. Mr. Zeitlin returned 1,800,000 of his shares to the Company on September 15, 2007.

On July 2, 2007, pursuant to the terms of a subscription agreement we sold 1,000,000 shares of our common stock to Mr. Yosef Krytman, our Secretary, for cash payment to us of $100 (par value). We believe this issuance was exempt under Regulation S of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offering and sale was made in an off-shore transaction only to Mr. Yosef Krytman who is a non-U.S. citizen, and transfer was restricted by us in accordance with the requirements of the Securities Act of 1933.

On September 15, 2007, pursuant to the terms of a subscription agreement we sold 1,800,000 shares of our common stock to Mrs. Hadas Yaron, our current President, Treasurer and Director, for cash payment to us of $180 (par value). We believe this issuance was exempt under Regulation S of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offering and sale was made in an off-shore transaction only to Mrs. Yaron who is a non-U.S. citizen, and transfer was restricted by us in accordance with the requirements of the Securities Act of 1933.

Exhibits and Financial Statement Schedules

(a) Exhibits:

The following exhibits are filed as part of this registration statement:

Exhibit	Description
3.1	Articles of Incorporation of Registrant.

3.2	Bylaws of Registrant.

4.1	Specimen Common Stock certificate.

5.1	Opinion of SRK Law Offices.

23.1	Consent of Alan Weinberg CPA

23.2	Consent of Legal Counsel (incorporated in Exhibit 5.1).

24.1	Power of Attorney (contained on the signature page of this registration statement).

Undertakings

The undersigned Registrant hereby undertakes to:

(a)(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:
(i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement of the securities offered, and the offering of the securities at that time shall be deemed to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For determining liability of the undersigned Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to Directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a Director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c) That, for the purpose of determining liability under the Securities Act to any purchaser:

(2) If the Registrant is subject to Rule 430C,

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Signatures

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Form SB-2 and has authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Modiin Illit, Israel on January 17, 2008.

E-18 Corp.

By:	/s/ Hadas Yaron
Name: Hadas Yaron
Title: President, Treasurer and Director (Principal Executive Officer, Principal Financing Officer and Principal Accounting Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

Date: January 17, 2008	/s/ Hadas Yaron
Name: Hadas Yaron
Title: President, Treasurer and Director (Principal Executive Officer, Principal Financing Officer and Principal Accounting Officer)

Date: January 17, 2008	/s/ Yosef Itamar Krytman
Name: Yosef Itamar Krytman
Title: Secretary and Director

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mrs. Hadas Yaron , as his true and lawful attorneys-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement and to sign a registration statement pursuant to Section 462(b) of the Securities Act of 1933, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

Hadas Yaron	President, Treasurer and Director	January 17, 2008

Yosef Itamar Krytman	Secretary and Director	January 17, 2008